Exhibit 10.3

Execution Version

PARENT GUARANTY AND COLLATERAL AGREEMENT

This PARENT GUARANTY AND COLLATERAL AGREEMENT (this “Agreement”), dated as of October 23, 2019, by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and GUGGENHEIM CREDIT SERVICES, LLC, a Delaware limited liability company (“Guggenheim”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 23, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Franchise Group Newco S, LLC, a Delaware limited liability company (“Borrower”), Franchise Group Intermediate S, LLC, a Delaware limited liability company (“Holdings”), each of Borrower’s Subsidiaries from time to time party thereto, each other Affiliate of Borrower from time to time party thereto (including the Grantors), each of the lenders from time to time party thereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), Guggenheim, in its capacity as administrative agent for each Lender (in such capacity, together with its successors and permitted assigns in such capacity, “Administrative Agent”), and Collateral Agent, the Lenders have agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof;

WHEREAS, Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce Agents and the Lenders to enter into the Credit Agreement and the other Loan Documents and to extend the Loans thereunder and to induce Agents and the Lenders to make financial accommodations to Borrower as provided for in the Credit Agreement and the other Loan Documents, (a) each Grantor has agreed to guaranty the Guaranteed Obligations, and (b) each Grantor has agreed to grant to Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on all of their respective assets, except for the Capital Stock (and related assets) of certain of the Subsidiaries of the Grantors; and

WHEREAS, each Grantor is an Affiliate of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by Agents and the Lenders.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Definitions; Construction.

(a)                All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (including, without limitation, Account, Account Debtor, Chattel Paper, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, Inventory, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following definitions:

(i)                   “Acquisition Documents” means the Closing Date Acquisition Agreement and the other agreements, instruments and documents evidencing, or entered into in connection with, the Closing Date Acquisition and any other acquisition by a Grantor consummated after the Closing Date.

(ii)                   “Administrative Agent” has the meaning specified therefor in the recitals to this Agreement.

(iii)                   “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(iv)                    “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(v)                   “Borrower” has the meaning specified therefor in the recitals to this Agreement.

(vi)                    “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(vii)                    “Collateral” has the meaning specified therefor in Section 3 hereof.

(viii)                    “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(ix)                    “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), except that it refers only to such claims that have been asserted in judicial proceedings or are subject to mediation, arbitration or any other proceeding and includes those commercial tort claims listed on Schedule 1.

(x)                   “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit A.

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(xi)                    “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xii)                    “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(xiii)                    “Excluded Assets” has the meaning specified therefor in Section 3 hereof.

(xiv)                    “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights (including, without limitation rights under all sale, service, performance, equipment or warranty contracts and under all Franchise Agreements), rights to payment, warranty claims, all know-how and warranties, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, monies due or recoverable from pension funds, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xv)                    “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xvi)                    “Guaranteed Obligations” has the meaning specified therefor in Section 2(a) hereof

(xvii)                   “Guarantor” means each Grantor.

(xviii)                   “Guaranty” means the guaranty of each Guarantor set forth in Section 2 hereof.

(xix)                    “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xx)                    “Intellectual Property Licenses” means, with respect to any Grantor, (A) any licenses or other similar rights provided to such Grantor in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by such Grantor, in each case, including (w) any agreements relating to the Licensed Trademarks, (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Loan Documents.

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(xxi)                    “Investment Property” means (A) any and all investment property, and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(xxii)                   “Joinder” means each Joinder to this Agreement executed and delivered by Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xxiii)                   “Lender” has the meaning specified therefor in the recitals to this Agreement.

(xxiv)                   “Negotiable Collateral” means Letters of Credit, Letter-of-Credit Rights, Instruments, Promissory Notes, Drafts and Documents.

(xxv)                   “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xxvi)                   “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit B.

(xxvii)                   “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock are acquired or otherwise owned by a Grantor after the Closing Date and is required to be pledged pursuant to this Agreement; provided, that no Person shall be a Pledged Company if any of the Capital Stock of such Person owned by the Grantors constitutes Excluded Assets.

(xxviii)                   “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, that no Excluded Assets shall constitute Pledged Interests.

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(xxix)                   “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(xxx)                   “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(xxxi)                   “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(xxxii)                   “Proceeds” has the meaning specified therefor in Section 3(r) hereof.

(xxxiii)                   “PTO” means the United States Patent and Trademark Office.

(xxxiv)                    “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(xxxv)                   “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(xxxvi)                    “Secured Obligations” means each and all of the following: (A) all Obligations (including any expenses, fees or interest that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), (B) all Guaranteed Obligations (as defined in the Credit Agreement), and (C) all Guaranteed Obligations.

(xxxvii)                    “Security Interest” has the meaning specified therefor in Section 3 hereof.

(xxxviii)                    “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(xxxix)                    “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.

(xl)                    “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit D.

(xli)                    “URL” means “uniform resource locator,” an internet web address.

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(b)                This Agreement shall be subject to the rules of construction set forth in Section 1.03 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

(c)                All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                   Guaranty.

(a)                Guaranty of the Obligations. Subject to the provisions of Section 7.02 of the Credit Agreement, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, in each case, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

(b)                Contribution by Guarantors. Each Guarantor acknowledges and accepts that, subject to the terms and conditions thereof, the contribution provisions in Section 7.02 of the Credit Agreement are applicable to such Guarantor.

(c)                Payment by Guarantors. Subject to Section 7.02 of the Credit Agreement, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Loan Party to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Collateral Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Loan Party’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed or allowable against any Loan Party for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

(d)                Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent, and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)                   this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety,

(ii)                   any Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default,

(iii)                   the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the other Loan Parties and the obligations of any other guarantor (including any other Guarantor, Holdings or any Subsidiary Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower, any other Loan Party or any of such other guarantors and whether or not Borrower or any other Loan Party is joined in any such action or actions,

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(iv)                    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify, or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify, or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations,

(v)                   any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge, or termination of any Guarantor’s liability hereunder, from time to time may (A) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner, or terms of payment of the Guaranteed Obligations, (B) settle, compromise, release, or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations, (D) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate, or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (E) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any other Loan Party or any security for the Guaranteed Obligations, and (F) exercise any other rights available to it under the Loan Documents, and

(vi)                    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge, or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (A) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power, or remedy (whether arising under the Loan Documents, at law, in equity, or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of, or security for the payment of, the Guaranteed Obligations, (B) any rescission, waiver, amendment, or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security, (C) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid, or unenforceable in any respect, (D) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any Beneficiary’s consent to the change, reorganization, or termination of the corporate structure or existence of Global Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, (F) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guaranteed Obligations, (G) any defenses, set-offs, or counterclaims which any Loan Party may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and (H) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

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(e)                Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (i) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Guarantor, Holdings or any Subsidiary Guarantor) of the Guaranteed Obligations, or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor, or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (D) pursue any other remedy in the power of any Beneficiary whatsoever, (ii) any defense arising by reason of the incapacity, lack of authority, or any disability or other defense of Borrower, any other Loan Party or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower, any other Loan Party or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations, (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iv) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments, and counterclaims, and (D) promptness, diligence, and any requirement that any Beneficiary protect, secure, perfect, or insure any security interest or lien or any property subject thereto, (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor, and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension, or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower, and notices of any of the matters referred to in Section 2(d) and any right to consent to any thereof, and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties or which may conflict with the terms hereof.

(f)                 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right, or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Loan Party or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise and including, without limitation, (i) any right of subrogation, reimbursement, or indemnification that such Guarantor now has or may hereafter have against any Loan Party with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right, or remedy that any Beneficiary now has or may hereafter have against any Loan Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor or any Loan Party) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02 of the Credit Agreement. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, or indemnification such Guarantor may have against any Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Loan Party, to all right, title, and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

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(g)                Subordination of Other Obligations. Any Indebtedness of Borrower, any other Loan Party or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Collateral Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations but without affecting, impairing, or limiting in any manner the liability of such Guarantor under any other provision hereof.

(h)                Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

(i)                 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or any other Loan Party or the officers, directors, or any agents acting or purporting to act on behalf of any of them.

(j)                 Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact, or thing relating to the business, operations, or conditions of Borrower now known or hereafter known by any Beneficiary.

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(k)                Bankruptcy, etc.

(i)                   So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, or insolvency case or proceeding of or against Borrower, any other Loan Party or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Borrower, any other Loan Party or any other Guarantor or by any defense which Borrower, any other Loan Party or any other Guarantor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.

(ii)                   Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (i) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower or any other Loan Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors, or similar person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(iii)                   In the event that all or any portion of the Guaranteed Obligations are paid by Borrower or any other Loan Party, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer, or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

3.                   Grant of Security. Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to Collateral Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)                all of such Grantor’s Accounts;

(b)                all of such Grantor’s Books;

(c)                all of such Grantor’s Chattel Paper;

(d)                all of such Grantor’s Commercial Tort Claims listed on Schedule 1 and for which notice is required pursuant to Section 7(e) of this Agreement;

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(e)                all of such Grantor’s Deposit Accounts;

(f)                 all of such Grantor’s Equipment;

(g)                all of such Grantor’s Farm Products;

(h)                all of such Grantor’s Fixtures;

(i)                 all of such Grantor’s General Intangibles;

(j)                 all of such Grantor’s Inventory;

(k)                all of such Grantor’s Investment Property;

(l)                 all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(m)              all of such Grantor’s Negotiable Collateral;

(n)                all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(o)                all of such Grantor’s Securities Accounts;

(p)                all of such Grantor’s Supporting Obligations;

(q)                all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Collateral Agent (or its agent or designee) or any other Secured Party; and

(r)                 all of the Proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Property.

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Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) any rights or interest in any Real Estate Asset that is not a Material Real Estate Asset, (ii) any property or assets with respect to which the granting of security interests in such assets would (1) be prohibited by applicable law, rule or regulation (other than to the extent that any such law, rule or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), (2) be prohibited under the terms of any contractual obligation binding on the applicable Grantor at the time the applicable property or asset was acquired provided that such prohibition was not entered into in contemplation of such acquisition, or (3) require the consent, approval, license or authorization of any Person (including any Governmental Authority) (other than a Grantor), in each case, other than receivables and Proceeds of any of the foregoing the assignment of which is expressly deemed effective under the Code or other applicable law notwithstanding such law, rule, regulation, term, prohibition, condition or requirement; provided that, upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, condition or requirement the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, condition or requirement had never been in effect; provided, further, that the exclusions referred to in this clause (ii) shall not include any Proceeds of any such property and assets except to the extent such Proceeds otherwise constitute Excluded Assets (provided, that the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Collateral Agent’s or any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due, or any receivables, payment intangibles or proceeds arising, under or in connection with any Real Estate Asset or any other described property or asset, or (2) any proceeds from the sale, license, lease, or other disposition of any such Real Estate Asset or any such other described property or asset, in each case, other than to the extent such monies, receivables, payment intangibles or proceeds otherwise constitute Excluded Assets), (iii) motor vehicles and other goods subject to certificates of title, (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (v) those assets as to which Borrower, Collateral Agent and Required Lenders reasonably agree in writing that the cost of obtaining such a security interest are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (vi) any Margin Stock, (vii) any lease, Capital Lease, license, contract, permit, Instrument, Investment Property, franchise agreement or other agreement to which a Grantor is a party, any property governed by any such lease, any property subject to a purchase money security interest or capital lease obligation, any similar arrangements, and any rights or interests of a Grantor under any Capital Lease to which it is a party, in each case, to the extent, but only to the extent, that a grant of a security interest therein in favor of Collateral Agent would, under the terms of such lease, Capital Lease, license, contract, permit, Instrument, Investment Property, franchise agreement, agreement, purchase money arrangement or similar arrangement, be prohibited by, result in a breach of the terms or a condition of, constitute a default or forfeiture under, or invalidate, such lease, Capital Lease, license, contract, permit, Instrument, Investment Property, franchise agreement, agreement, purchase money arrangement or similar arrangement, or create a right of termination in favor of any party thereto (other than a Grantor or a Loan Party), or require a consent of any party thereto (other than a Grantor or a Loan Party and other than any such consent which has been obtained (it being understood and agreed that no Grantor or Loan Party shall be required to seek any such consent)), in each case, solely to the extent such prohibition, breach, default, forfeiture, invalidation, right of termination or requirement of consent (as applicable) (1) was not created in contemplation of this Agreement or the other Loan Documents or (2) would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided that the exclusions referred to in this clause (vii) shall not include (y) any receivables, payment intangibles and proceeds or any monies due or to become due in respect of any of the foregoing and (z) any proceeds from the sale, license, lease, or other disposition of any of the foregoing, in each case, except to the extent such receivables, payment intangibles, proceeds or monies otherwise constitute Excluded Assets; provided further that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, restriction or condition, the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, restriction or condition had never been in effect, (viii) Excluded Accounts, (ix) Capital Stock in any Person, other than any wholly-owned Subsidiary of a Grantor, to the extent a security interest therein is not permitted by the terms of such Person’s organizational documents or joint venture documents (it being understood that no Capital Stock constitutes an Excluded Asset under this clause (ix) as of the Closing Date) (in each case, as in effect on the date such Capital Stock was acquired), solely to the extent that such restriction was not created or entered into in contemplation of the acquisition of such Capital Stock; provided, that the income stream, receivables, and proceeds of such Capital Stock shall be included as Collateral (except to the extent otherwise constituting Excluded Assets); provided further that the exclusion in this clause (ix) shall in no way be construed to (1) apply to the extent that any described prohibition is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) limit, impair, or otherwise affect any of Collateral Agent’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under or in connection with such asset, or (y) any proceeds from the sale, license, lease, or other dispositions of any such asset, in each case, except to the extent such monies or proceeds otherwise constitute Excluded Assets; (x) any Letter of Credit Rights having an aggregate value or face amount of $250,000 or less (except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements); (xi) assets located outside the United States to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences to the Grantors; (xii) any commercial tort claims with an amount claimed that is not in excess of $250,000 in the aggregate for all such commercial tort claims; and (xiii) Capital Stock of any indirect Subsidiary of any Grantor to the extent (I) such Subsidiary is not a Grantor or a Loan Party and (II) the terms of any secured credit facility to which such Subsidiary is a party prohibit Collateral Agent from obtaining a Lien on such Capital Stock (collectively, the “Excluded Assets”); provided that (A) the Proceeds of any Excluded Assets shall not constitute Excluded Assets (unless such Proceeds otherwise qualify as Excluded Assets) and (B) the Grantors shall from time to time at the reasonable request of Collateral Agent, give written notice to Collateral Agent identifying in reasonable detail the Excluded Assets and shall provide to Collateral Agent such other information regarding the Excluded Assets as Collateral Agent may reasonably request.

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4.                   Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

5.                   Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default, and (ii) Collateral Agent has notified the applicable Grantor of Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.

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6.                   Representations and Warranties. In order to induce Collateral Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to Collateral Agent and the other Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)                The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes permitted under the Loan Documents). Each Grantor (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization as identified on Schedule 7, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (iii), in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)                The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes permitted under the Loan Documents).

(c)                Each Grantor’s tax identification numbers are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes permitted under the Loan Documents).

(d)                As of the Closing Date, no Grantor holds any Commercial Tort Claims that exceed $250,000 in amount in the aggregate for all such Commercial Tort Claims, except as set forth on Schedule 1.

(e)                Set forth on Schedule 9 is a listing as of the Closing Date of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

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(f)                 Schedule 8 sets forth all Real Property that is a Material Real Estate Asset owned by any of the Grantors as of the Closing Date.

(g)                As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights and applications for registration of Copyrights owned by any Grantor, (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses with respect to registered Intellectual Property (including Patents and Licensed Trademarks) entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in registered Intellectual Property (including Patents) owned or controlled by such Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business), or (B) any Person has granted to any Grantor any license or other rights in registered Intellectual Property (including Patents) owned or controlled by such Person that is material to the business of such Grantor, including any such Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor (other than off-the-shelf, shrink-wrapped or “click to accept” software licenses or other licenses to generally commercially available software), (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor, and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, and all applications for registration of Trademarks owned by any Grantor.

(h)                (i) (A) each Grantor owns or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality;

(ii)                   to each Grantor’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii)                   to each Grantor’s knowledge after reasonable inquiry, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, and

(iv)                    each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor.

(i)                 This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 10. Upon the making of such filings, Collateral Agent shall have a First Priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement under the Code. Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 10, all action necessary to perfect and to the extent required by this Agreement and the other Loan Documents, protect the Security Interest in and on each Grantor’s United States issued Patents, registered Trademarks, or registered Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor of such Intellectual Property. All action by any Grantor required by this Agreement and the other Loan Documents, to protect and perfect such security interest on each item of Collateral has been duly taken.

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(j)                 (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date, (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement, (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to Collateral Agent as provided herein, (iv) all actions necessary to perfect and establish a First Priority Lien, or to the extent otherwise required by this Agreement and the other Loan Documents, to otherwise protect, Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement, (B) the taking of possession by Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank by the applicable Grantor, (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 10 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts (other than Excluded Accounts), the delivery of Control Agreements with respect thereto, and (v) each Grantor has delivered to and deposited with Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k)                No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (B) for consents, approvals, authorizations, or other orders or actions that have already been obtained or given (as applicable) and that are still in force, and (C) the filing of financing statements and other filings necessary to perfect the Security Interests granted hereby. No Intellectual Property License of any Grantor relating to any Licensed Trademarks constituting Material Intellectual Property requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License or for Collateral Agent to enforce any of its remedies under the Loan Documents.

(l)                 As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

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(m)              The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of each Grantor. This Agreement has been duly executed and delivered by each Grantor and is the legally valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(n)                The execution, delivery, and performance by each Grantor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of any law or any governmental rule, or regulation applicable to such Grantor, or any order, judgment, or decree of any court or other agency of government binding on such Grantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Grantor, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Grantor (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties), (iv) result in any default, non-compliance, suspension, revocation, impairment, forfeiture, or non-renewal of any permit, license, authorization, or approval applicable to its operations or any of its properties, (v) require any approval of stockholders, members, or partners or any approval or consent of any Person under any Contractual Obligation of such Grantor, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, or (vi) violate any provision of any of the Organizational Documents of such Grantor, except, in the case of the preceding clauses (i), (ii), (iv) and (v), for any violation, conflict, breach, default, creation, imposition, non-compliance, suspension, revocation, impairment, forfeiture, non-renewal, or requirement, in each case, that could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(o)                No Grantor (y) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (z) is subject to, or in default with respect to, any final judgments, writs, injunctions, decrees, rules, or regulations of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p)                To the extent applicable, each Grantor is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “PATRIOT Act”).

(q)                No Grantor is in violation of any applicable Sanctions. No Grantor nor any director, officer, employee, agent, or Affiliate of such Grantor (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has any assets located in Sanctioned Entities, or (iii) derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities in violation of applicable Requirements of Law. Each of the Grantors, and each director, officer, employee and agent (when acting on behalf of a Grantor, within the scope of the agent’s designated duties), and Affiliate of each such Grantor, is in compliance with the Anti-corruption Laws in all material respects.

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(r)                 No Grantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(s)                 No Grantor is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Secured Obligations unenforceable. No Grantor is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(t)                 No representation or warranty of any Grantor contained in any Loan Document or in any other documents, certificates, or written statements furnished to Lenders by or on behalf of such Grantor for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to any Grantor, in the case of any document not furnished by any of the Grantors) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

7.                   Covenants. Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a)                Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Drafts, Documents, Certificated Securities, Promissory Notes, or tangible Chattel Paper having an aggregate value or face amount of $500,000 or more for all such Drafts, Documents, Certificated Securities, Promissory Notes, or tangible Chattel Paper, the Grantors shall promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) after acquisition thereof), notify Collateral Agent thereof, and if and to the extent that perfection or priority of Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five Business Days (or such longer period as agreed to in writing by Collateral Agent)) after request by Collateral Agent, shall execute such other documents and instruments as shall be requested by Collateral Agent or, if applicable, endorse and deliver physical possession of such Drafts, Documents, Certificated Securities, Promissory Notes, or tangible Chattel Paper to Collateral Agent, together with such undated powers (or other relevant document of transfer acceptable to Collateral Agent) endorsed in blank as shall be requested by Collateral Agent, and shall do such other acts or things, reasonably deemed necessary or desirable by Collateral Agent to protect Collateral Agent’s Security Interest therein, to the extent otherwise required by this Agreement and the other Loan Documents.

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(b)                Chattel Paper.

(i)                   Promptly (and in any event within five Business Days (or such longer period as agreed to in writing by Collateral Agent)) after request by Collateral Agent, each Grantor shall take all steps reasonably necessary to grant Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $500,000; and

(ii)                   If any Grantor retains possession of any tangible Chattel Paper or Instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Collateral Agent, such tangible Chattel Paper and Instruments shall be marked with the following legend (or a similar legend as agreed to by Collateral Agent): “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Guggenheim Credit Services, LLC, as Collateral Agent for the benefit of the Secured Parties”.

(c)                Control Agreements.

(i)                   Subject to Section 6.17 of the Credit Agreement, including the applicable time periods set forth therein, each Grantor shall obtain an authenticated Control Agreement, from each bank maintaining a Deposit Account or Securities Account for such Grantor (other than with respect to any Excluded Accounts).

(d)                Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) after becoming a beneficiary), notify Collateral Agent thereof and, promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent)) after request by Collateral Agent, enter into a tri-party agreement with Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to the Deposit Account specified by Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent.

(e)                Commercial Tort Claims. If the Grantors (or any of them) obtain any Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all such Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) of obtaining such Commercial Tort Claims), notify Collateral Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five Business Days (or such longer period as agreed to in writing by Collateral Agent)) after request by Collateral Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Collateral Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things reasonably deemed necessary or desirable by Collateral Agent to give Collateral Agent a First Priority, perfected security interest in any such Commercial Tort Claims.

(f)                 Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $500,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) of the creation thereof) notify Collateral Agent thereof and, promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent)) after request by Collateral Agent, execute any instruments or take any steps reasonably required by Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Collateral Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

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(g)                Intellectual Property.

(i)                   Upon the request of Collateral Agent, in order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Collateral Agent’s Lien on such Grantor’s United States issued and registered Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)                   Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii)                   Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

(iv)                    On each date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(d) of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Collateral Agent), each Grantor shall provide Collateral Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

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(v)                   Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Collateral Agent written notice thereof at least 30 days prior to such filing and complying with Section 7(g)(i) and, if available, each such application for registration shall be filed on an “expedited basis”. Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than 30 days (or such longer period as agreed to in writing by Collateral Agent) following such receipt) notify (but without duplication of any notice required by Section 7(g)(v)) Collateral Agent of such registration by delivering, or causing to be delivered, to Collateral Agent, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than 30 days (or such longer period as agreed to in writing by Collateral Agent) following such acquisition) notify Collateral Agent of such acquisition and deliver, or cause to be delivered, to Collateral Agent, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than 30 days (or such longer period as agreed to in writing by Collateral Agent) following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi)                    Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a reasonable policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements, (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a reasonable policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(vii)                    No Grantor shall enter into any Intellectual Property License that the Grantor reasonably believes would constitute Material Intellectual Property unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Collateral Agent (and any permitted transferees of Collateral Agent).

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(h)                Investment Property.

(i)                   If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) of acquiring or obtaining such Collateral) deliver to Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)                   Upon the occurrence and during the continuance of an Event of Default, following the request of Collateral Agent, all sums of money and property paid or distributed in respect of the Pledged Interests that are received by any Grantor shall be held by the Grantors in trust for the benefit of Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Collateral Agent in the exact form received;

(iii)                   Each Grantor shall promptly deliver to Collateral Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;

(iv)                    No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, in each case, if the same is prohibited pursuant to the Loan Documents;

(v)                   Each Grantor agrees that it will cooperate with Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest in the Investment Property or to effect any sale or transfer thereof; provided that perfection actions (A) in any jurisdiction outside of the United States or any State thereof and (B) under any security agreement or pledge governed by the laws of any jurisdiction other than the United States or any State thereof, in each case, shall only be required to the extent that the Collateral Coverage Test (tested on the basis of the applicable Grantor and its Subsidiaries, rather than the Borrower and its Subsidiaries) is not satisfied with respect to such jurisdiction;

(vi)                    As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction; and

(vii)                    With regard to any Pledged Interests that are not certificated, to the extent any Grantor is an issuer of such non-certificated Pledged Interests, such Grantor in its capacity as an issuer (i) agrees promptly to note on its books the security interests granted to Collateral Agent and confirmed under this Agreement, (ii) agrees that after the occurrence and during the continuation of an Event of Default, it will comply with instructions of Collateral Agent or its nominee with respect to the applicable Pledged Interests without further consent by the applicable Grantor, (iii) to the extent permitted by law, agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of New York, (iv) agrees to notify Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Interests that is materially adverse to the interest of Collateral Agent therein, other than any Permitted Liens and (v) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Interests hereunder in the name of Collateral Agent or its nominee or the exercise of voting rights by Collateral Agent or its nominee.

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(i)                 Real Property; Fixtures. In the event that any Grantor acquires a Material Real Estate Asset located in the United States or a Real Estate Asset owned on the Closing Date and located in the United States becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Grantor, no later than 90 days after acquiring such Material Real Estate Asset, or no later than 90 days after a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset (in each case, or such later date as may be agreed by Collateral Agent), shall take all such actions and execute and deliver, or cause to be executed and delivered, with respect to such Material Real Estate Asset, (i) a Mortgage, (ii) an opinion of counsel in the jurisdiction where such Material Real Estate Asset is located with respect to the enforceability of such Mortgage and such other reasonable and customary matters as the Collateral Agent may reasonably request, and (iii) a mortgagee policy of title insurance (or a marked up title insurance commitment having the effect of a mortgagee policy of title insurance) issued by a title company reasonably satisfactory to Collateral Agent, in an amount not less than the fair market value of such Material Real Estate Asset, insuring the Lien of such Mortgage as a valid First Priority security interest on such Material Real Estate Asset. In addition to the foregoing, each Grantor shall, at the request of Required Lenders, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien; provided, however, that in no event shall any Grantor be required to deliver an appraisal to Collateral Agent for a particular Material Real Estate Asset more than once in any given calendar year. Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, in no event shall any Grantor be required to deliver a Mortgage with respect to any Real Estate Asset that is not a Material Real Estate Asset.

(j)                 Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, to the extent such sale, assignment, disposal or grant is prohibited by the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral.

(k)                Name, Etc. No Grantor will change its name, chief executive office, jurisdiction of organization or organizational identity without providing Collateral Agent written notice thereof promptly (and in any event within 30 days (or such longer period as agreed to in writing by Collateral Agent) after such change).

(l)                 To the extent required by Section 6.14 of the Credit Agreement, each Grantor will at all times preserve and keep in full force and effect its existence, and all rights, Governmental Authorizations, qualifications, franchises, licenses, and permits material to its business and to the conduct of its business in each material jurisdiction in which its business is conducted; provided, that no Grantor shall be required to preserve any such existence, rights, Governmental Authorizations, qualifications, franchise, licenses, and permits if such Person’s Board (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

(m)              Each Grantor will comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, Anti-corruption Laws, the PATRIOT Act, and OFAC Sanctions Programs.

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(n)                At any time or from time to time upon the request of Collateral Agent, each Grantor will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.22 of the Credit Agreement. In furtherance and not in limitation of the foregoing, each Grantor shall take such actions as Collateral Agent may reasonably request from time to time to ensure that, subject in each case to Section 6.14 of the Credit Agreement, the Guaranteed Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Grantors (other than Excluded Assets) and all of the outstanding Capital Stock of Grantor’s Subsidiaries (other than Excluded Assets) to the extent required pursuant to Section 6.14 of the Credit Agreement.

(o)                Each year, at the time of delivery of annual financial statements by Borrower with respect to the preceding Fiscal Year pursuant to Section 5.01(c) of the Credit Agreement, each Grantor shall deliver to Collateral Agent an officer’s certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 7(o) and/or identifying such changes.

(p)                Each Grantor will timely file all income tax returns and all other material tax returns required to be filed by such Grantor and timely pay all income Taxes and all other material Taxes imposed upon it or any of its properties or assets, or in respect of any of its income or businesses; provided, that no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine, or Lien resulting from the non-payment thereof. No Grantor will file or consent to the filing of any consolidated income tax return with any Person (other than Liberty or any of its Subsidiaries).

8.                   Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a)                Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b)                Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

9.                   Further Assurances.

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(a)                To the extent required by this Agreement or any other Loan Document, each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)                To the extent required by this Agreement or any other Loan Document, each Grantor authorizes the filing by Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, to the extent required by this Agreement or any other Loan Document.

(c)                Each Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction.

(d)                Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

10.               Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent (or its designee) (a) may, to the extent permitted by law, proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement constituting Collateral and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall, to the extent permitted by law, have the right (subject to Section 17(b)) to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Capital Stock that are pledged hereunder be registered in the name of Collateral Agent or any of its nominees.

11.               Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)                to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)                to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

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(c)                to file any claims or take any action or institute any proceedings which Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(d)                to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(e)                to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(f)                 Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12.               Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors in accordance with the terms of the Credit Agreement.

13.               Collateral Agent’s Duties. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

14.               Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Collateral Agent or Collateral Agent’s designee may (a) make direct verification from Account Debtors with respect to any or all Accounts that are part of the Collateral, (b) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Collateral Agent, for the benefit of the Secured Parties, or that Collateral Agent has a security interest therein, or (c) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any reasonable collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

15.               Disposition of Pledged Interests by Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and other than to the extent hereafter disclosed, none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and to the extent not so registered or qualified, disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof, and (b) such reliance shall be conclusive evidence that Collateral Agent has handled the disposition in a commercially reasonable manner.

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16.               Voting and Other Rights in Respect of Pledged Interests.

(a)                Upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent may, at its option, and in addition to all rights and remedies available to Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b)                For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Collateral Agent, vote or take any consensual action with respect to such Pledged Interests in violation of this Agreement or any other Loan Document.

17.               Remedies.

(a)                Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

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(b)                Collateral Agent is hereby granted a license or other right to use, upon the occurrence and during the continuance of an Event of Default, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Agent.

(c)             Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Collateral Agent.

(d)                Upon the occurrence and during the continuance of an Event of Default, any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)                Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent.

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18.               Remedies Cumulative. Each right, power, and remedy of Collateral Agent or any Lender, as provided for in this Agreement or the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent, any Lender, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent, such Lender of any or all such other rights, powers, or remedies.

19.               Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20.               Indemnity. EACH GRANTOR AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY, AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING ENFORCEMENT OF THIS AGREEMENT), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO GRANTOR SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES (I) TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER OR JUDGMENT, OF THAT INDEMNITEE OR ANY OF ITS OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, OR AGENTS OR (II) TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM A CLAIM, ACTION, LITIGATION, INVESTIGATION OR OTHER PROCEEDING THAT DOES NOT ARISE FROM ANY ACT OR OMISSION BY ANY GRANTOR OR ANY OFFICER, PARTNER, DIRECTOR, TRUSTEE, EMPLOYEE OR AGENT OF ANY GRANTOR AND THAT IS BROUGHT BY ANY INDEMNITEE AGAINST ANOTHER INDEMNITEE (AND EACH INDEMNITEE, BY ACCEPTING THE BENEFITS HEREOF, AGREES TO PROMPTLY REFUND OR RETURN ANY INDEMNITY RECEIVED HEREUNDER TO THE EXTENT IT IS LATER DETERMINED BY A FINAL, NON-APPEALABLE ORDER OR JUDGMENT OF A COURT OF COMPETENT JURISDICTION THAT SUCH INDEMNITEE IS NOT ENTITLED THERETO). TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 20 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE GRANTOR SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL SUCH INDEMNIFIED LIABILITIES.

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21.               Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each Grantor to which such amendment applies.

22.               Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Credit Agreement, and to any of the Grantors at the notice address specified for Borrower in the Credit Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23.               Continuing Security Interest: Assignments under Credit Agreement.

(a)                This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Collateral Agent, and its successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, solely in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guaranty made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon Borrower’s request, Collateral Agent will (i) authorize the filing of appropriate termination statements to terminate such Security Interest, (ii) terminate all control agreements entered into pursuant to this Agreement or any other Loan Document and (iii) return to Borrower or the applicable Grantor, all Collateral in Collateral Agent’s or its agent’s possession. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor any additional loans made by any Lender to any Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge effected in accordance with the provisions of the Credit Agreement. Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion.

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(b)                If any Secured Party repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Secured Party in full or partial satisfaction of any Secured Obligation or on account of any other obligation of any Loan Party or any Grantor under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such Secured Party elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such Secured Party related thereto, (i) the liability of the Loan Parties and the Grantors with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Collateral Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Collateral Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Collateral Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party or any Grantor in respect of such liability or any Collateral securing such liability.

24.               Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

25.               APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b)                (I) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO, OR ANY OF THE SECURED OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (W) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (X) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (Y) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01 OF THE CREDIT AGREEMENT, WHICH IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (Z) AGREES THAT THE SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

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(II) EACH GRANTOR HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.01 OF THE CREDIT AGREEMENT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY GRANTOR IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

(c)                EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO . IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

26.               New Subsidiaries. Pursuant to Section 6.14 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and/or Grantor hereunder with the same force and effect as if originally named as a Guarantor and/or Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

27.               Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of each Secured Party.

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28.               Miscellaneous.

(a)                This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall, if requested by Collateral Agent, deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)                Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)                Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)                Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

29.               Taxes. All payments made by each Guarantor hereunder shall be subject to Section 2.19 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Guarantors” and “Grantors”
FRANCHISE GROUP NEW HOLDCO, LLC, a Delaware limited liability company		FRANCHISE GROUP INTERMEDIATE L, LLC, a Delaware limited liability company

By:	/s/ Michael S. Piper	By:	/s/ Michael S. Piper
Name:	Michael S. Piper	Name:	Michael S. Piper
Title:	Authorized Signatory	Title:	Authorized Signatory

FRANCHISE GROUP INTERMEDIATE HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Michael S. Piper
Name:	Michael S. Piper
Title:	Authorized Signatory

[SIGNATURE PAGE TO PARENT GUARANTY AND COLLATERAL AGREEMENT]

“Collateral Agent”
GUGGENHEIM CREDIT SERVICES, LLC

By:	/s/ John Mulreaney
Name:	John Mulreaney
Its Authorized Signatory

[SIGNATURE PAGE TO PARENT GUARANTY AND COLLATERAL AGREEMENT]